Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated August 1, 2000 relating to the financial statements and the financial statement schedule of Pro-Fac Cooperative, Inc. for the three years ended June 24, 2000, which appears in Pro-Fac's Annual Report on Form 10-K for the year ended June 24, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

    Rochester, New York
    October 4, 2000